EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS
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To  the  Board  of  Directors
Claron Ventures, Inc.
#2-630 2nd Ave.
S7k-2c8 Saskatoon
Saskatchewan, Canada


We hereby consent to the use in this Form SB-2 Registration Statement of our report dated October 6, 2005, relating to the balance sheet of Claron Ventures, Inc. as of July 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from July 7, 2005 (Inception) through July 31, 2005, and the inclusion of our name under the heading "Experts" appearing herein.

November 14, 2005

/s/ Lopez, Belvins, Bork & Associates, LLP
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Lopez, Belvins, Bork & Associates, LLP
Houston, Texas